EXHIBIT 99.1

Social Reality, Inc. Reports Record Revenue In Third Quarter

-Gross Sales Rise 251%

-Company Completes $2.7M Financing

Press Release: Social Reality, Inc. – Thursday, November 14, 2013 8:00 AM

Los Angeles, CA.—Social Reality, Inc. (OTCBB: SCRI), an Internet advertising, and platform technology company that provides tools to automate the digital advertising market, today announced its third quarter 2013 financial results.  Revenues were $853,000, a 251% year-over-year increase from the third quarter of 2012 and a 72% increase sequentially over its second quarter of 2013. Social Reality is providing revenue guidance for the fourth quarter of 2013 in the range of $1.8 to $2.1 million.  In addition, Social Reality is providing 2014 revenue guidance, based on its current monthly sales, in the range of $10 million to $12 million.

“Social Reality’s technology platforms are growing rapidly while providing for consistent recurring revenue.  In support of our expected growth, we raised $2.7 million in the 4th quarter of 2013. We will accelerate our sales and marketing efforts with the capital that we have raised, which should increase our market share in 2014.  During 2014, we plan to build further value for our stockholders by continuing our current growth trajectory and pursuing strategic transactions,” said Christopher Miglino, Social Reality’s Chairman and CEO.

Third Quarter 2013 Highlights

•

Revenue of $853,338 a 251% increase over the third quarter 2012

•

Operating expense of $864,394, which includes $486,000 in stock-based compensation, compared to $481,456 in the third quarter of 2012.

•

Adjusted EBITDA, a non-GAAP measure, reflects a loss of $195,000

Three-month financial results for the period ended September 30, 2013

Revenues for the three months ended September 30, 2013, were $853,338, as compared to the $242,799 reported in the three months ended September 30, 2012. The higher year over year revenue comparison for the quarter was due to an increase in our SRAX real time bidding technology for website publishers. Gross profit increased to $181,926 in the three months ended September 30, 2013 compared to $164,774 in the same period of 2012.

For the quarter ended September 30, 2013, Adjusted EBITDA, a non-GAAP measure, increased to $195,000 loss compared to $103,000 loss in the second quarter of 2013 and $296,000 loss in the third quarter of 2012.  The company reported net loss of $829,616, or $0.06 per share, for the three months ended September 30, 2013, compared to a net loss of $316,682, or $0.02 per share loss, for the corresponding period last year.

Nine-month financial results for the period ended September 30, 2013

Revenues for the first nine months of 2013 were $1,519,999, up from the $1,073,214 reported in the same nine months of 2012. Gross profit decreased to $442,901 in the nine months ended September 30, 2013 compared to $575,075 in the same period of 2012.

For the nine months ended September 30, 2013, Adjusted EBITDA, a non-GAAP measure, decreased to $587,000 loss compared to $712,000 loss for the nine months ended September 30, 2012. The company reported net loss of $1,484,492 for the nine months ended September 30, 2013 or $0.11 per share, compared to a net loss of $792,986 or a $0.06 per share loss for the corresponding period last year.

Balance Sheet as of September 30, 2013

Cash and cash equivalents totaled $145,818 at September 30, 2013. Current assets and total assets were $632,321 and $1,994,162, respectively and current liabilities and total liabilities were $1,643,813.

Fourth Quarter 2013 Events

In October 2013, we:

•

Raised $2.7 Million of financing for the company

•

Paid off note payable and related liabilities and substantially reduced accounts payable

About Social Reality, Inc.

Social Reality, Inc. is an internet advertising company that provides tools that automate the digital advertising market. The company has built technologies and leveraged partner technologies that service  social media and the Real Time Bidding (RTB) markets.   For more information, please visit www.socialreality.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements.  Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of Social Reality's products in the market; the company's success in obtaining new customers; Social Reality’s success in technology and product development; the company's ability to execute its business model and strategic plans; and all the risks and related information described from time to time in Social Reality’s filings with the Securities and Exchange Commission ("SEC"), including the financial statements and related information contained in the company's Annual Report on Form 10-K for the year ended December 31, 2012 and interim Quarterly Reports on Form 10-Q.  All forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements, many of which are generally outside of the control of Social Reality and are difficult to predict.  Social Reality assumes no obligation to update the cautionary information in this release.

Contact:

Social Reality, Inc.

Christopher Miglino, CEO

chris@socialreality.com

323-601-1145

SOCIAL REALITY, INC.

CONDENSED STATEMENTS OF OPERATIONS
THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2013 AND 2012

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2013	2012	2013	2012

Revenues	$853,338	$242,799	$1,519,999	$1,073,214
Cost of revenue	671,412	78,025	1,077,098	498,139

Gross profit	181,926	164,774	442,901	575,075

Operating expense	864,394	481,456	1,614,340	1,368,061

Loss from operations	(682,468)	(316,682)	(1,171,439)	(792,986)

Interest expense	(147,148)	-	(313,053)	-

Loss before provision for income taxes	(829,616)	(316,682)	(1,484,492)	(792,986)

Provision for income taxes	-	-	-	-

Net loss	$(829,616)	$(316,682)	$(1,484,492)	$(792,986)

Net loss per share, basic and diluted	$(0.06)	$(0.02)	$(0.11)	$(0.06)

Weighted average shares outstanding	13,801,891	12,912,129	13,295,851	12,819,481

SOCIAL REALITY, INC.

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(Unaudited)

Assets

Current assets:
Cash and cash equivalents	$145,818	$105,987
Accounts receivable, net of allowance for doubtful accounts of $0	481,101	53,821
Tax refunds receivable	-	38,000
Other current assets	5,402	5,000

Total current assets	632,321	202,808

Property and equipment, net of accumulated depreciation of $7,500 and $3,000	10,500	15,000

Deferred offering costs	14,539	-
Prepaid fees	1,333,247	58,834
Other assets	3,555	3,555

Total assets	$1,994,162	$280,197

Liabilities and stockholders' equity (deficit)

Current liabilities:
Accounts payable and accrued expenses	$1,097,516	$302,057
Note payable	371,297	-
Common stock put liability payable	175,000	-

Total current liabilities	1,643,813	302,057

Stockholders' equity (deficit)
Preferred stock, undesignated; authorized 49,800,000 shares, $0.001 par value, no shares issued and outstanding	-	-
Preferred stock, Series 1; authorized 200,000 shares, $0.001 par value, 86,000 and no shares issued and outstanding, respectively	86	-
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 5,465,804 and 3,912,129 shares issued and outstanding, respectively	5,466	3,912
Class B common stock, authorized 9,000,000 shares, $0.001 par value, 9,000,000 and 9,000,000 shares issued and outstanding, respectively	9,000	9,000
Additional paid in capital	3,079,148	1,224,087
Accumulated deficit	(2,743,351)	(1,258,859)

Total stockholders' equity (deficit)	350,349	(21,860)

Total liabilities and stockholders' equity (deficit)	$1,994,162	$280,197

SOCIAL REALITY, INC.

CONDENSED STATEMENTS OF CASH FLOWS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2013 AND 2012
(Unaudited)

	Nine Month Periods Ended September 30,
	2013	2012

Cash flows from operating activities:
Net loss	$(1,484,492)	$(792,986)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of stock based prepaid fees	85,503	49,089
Stock based compensation	493,785	31,770
Amortization of debt issuance costs	274,737	-
Depreciation	4,500	1,500
Changes in operating assets and liabilities:
Accounts receivable	(427,280)	423,531
Prepaid expenses	-	(85,821)
Tax refunds receivable	38,000
Other current assets	(402)	200
Other assets	-	(3,555)
Accounts payable and accrued expenses	798,459	(178,246)
Deferred tax liability	-	(38,000)

Cash used in operating activities	(217,190)	(592,518)

Cash flows from investing activities:
Purchase of equipment	-	(18,000)

Cash used in investing activities	-	(18,000)

Cash flows from financing activities:
Proceeds from note payable, net	486,425	-
Repayments of note payable	(178,703)	-
Deferred offering costs	(14,539)	-
Debt issuance costs	(36,162)	-
Sale of common stock	-	472,959

Cash provided by financing activities	257,021	472,959

Net increase (decrease) in cash	39,831	(137,559)
Cash, beginning of period	105,987	221,664
Cash, end of period	$145,818	$84,105

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$37,318	$-
Cash paid for taxes	$(38,000)	$38,000

Non-cash financial activities:
Fees and costs deducted from proceeds of debt	$63,575	$-
Common and preferred stock issued as prepayment for services	$1,235,000	$-
Common stock warrant issued as prepayment for services	$124,916	$-
Common stock issued as payment of financing fee	$175,000	$-
Common stock issued as payment of accounts payable	$3,000	$-
Contribution of member interests (net assets) in Social Reality, LLC in exchange for common stock	$-	$575,194

Use of Non-GAAP Measure – Adjusted EBITDA

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the Social Reality's operating results.  The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense.

Reconciliation of Adjusted EBITDA to Income from Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited, in thousands)	2013	2012	2013	2012
Net income (loss)	$(830)	$(317)	$(1,484)	$(793)
plus:
Equity based compensation	486	21	579	81
Adjusted net income (loss)	$(344)	$(296)	$(905)	$(712)
Interest expense	147	—	313	—
Depreciation of property, plant and equipment	2	—	5	—
Adjusted EBITDA	$(195)	$(296)	$(587)	$(712)